CODE OF ETHICS

                                GKM ADVISERS, LLC

                     (REVISED EFFECTIVE SEPTEMBER 21, 2004)

I.   STATEMENT OF GENERAL PRINCIPLES

     This Code of Ethics has been adopted by GKM Advisers, LLC (the "Adviser") for the purpose of instructing all employees, officers and members of the Adviser in their ethical obligations and to provide rules for their personal securities transactions. All such persons owe a fiduciary duty to Clients of the Adviser. A fiduciary duty means a duty of loyalty, fairness and good faith towards Clients and the obligation to adhere not only to the specific provisions of this Code but to the general principles that guide the Code. These general principles are:

     o    The duty at all times to place the interests of Clients first;

     o The duty at times to comply with the Investment Advisers Act of 1940, the Investment Company Act 1940, and all other applicable federal securities laws

     o The requirement that all personal securities transactions be conducted in a manner consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of any individual's position of trust and responsibility;

     o The fundamental standard that employees, officers and members of the Adviser should not take inappropriate advantage of their positions with the Adviser;

     o    The fiduciary  principle that  information  concerning the identity of
          security   holdings  and   financial   circumstances   of  Clients  is
          confidential; and


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     o    The principle  that  independence  in the  investment  decision-making process is  paramount.

     It is imperative that the personal trading activities of the employees, officers and members of the Adviser be conducted with the highest regard for these general principles in order to avoid any possible conflict of interest, any appearance of a conflict, or activities that could lead to disciplinary action. This includes executing transactions through or for the benefit of a third party when the transaction is not in keeping with the general principles of this Code.

     All personal securities transactions must also comply with the Securities and Exchange Commission's Rule 204A-1 under the Investment Advisers Act of 1940 (the "Advisers Act"). Under this rule, no Employee may:

          o    Employ any device, scheme or artifice to defraud the any Client;

          o Make to any Client any untrue statement of a material fact or omit to state to such client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          o Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any Client;

          o    Engage in any  manipulative  practice with respect to any Client;
               or

          o Engage in any manipulative practice with respect to securities, including price manipulation.

II.      Definitions

          A. BENEFICIAL INTEREST: ownership or any benefits of ownership, including the



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          opportunity  to  directly or  indirectly  profit or  otherwise  obtain financial benefits from any interest in a security. B. Clients: accounts managed by the Adviser.

          C. COMPLIANCE OFFICER: The Compliance Officer is David L. Kahn, or with respect to David L. Kahn, Timothy J. Wahl.

          D. EMPLOYEE ACCOUNT: each account in which an Employee or a member of his or her family has any direct or indirect Beneficial Interest or over which such person exercises control or influence, including, but not limited to, any joint account, partnership, corporation, trust or estate. An Employee's family members include the Employee's spouse, minor children, any person living in the home of the Employee and any relative of the Employee (including in-laws) to whose support an Employee directly or indirectly contributes.

          E. EMPLOYEES: the employees, officers and members of the Adviser. The Compliance Officer will maintain a current list of all Employees.

          F. EXEMPT TRANSACTIONS: transactions which are 1) effected in an amount or in a manner over which the Employee has no direct or indirect influence or control, 2) pursuant to a systematic dividend reinvestment plan, systematic cash purchase plan or systematic withdrawal plan, 3) in connection with the exercise or sale of rights to purchase additional securities from an issuer and granted by such issuer pro-rata to all holders of a class of its securities, 4) in connection with the call by the issuer of a preferred stock or bond,
          5) pursuant to the exercise by a second party of a put or call option,
          6) closing transactions no



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          more than five business days prior to the  expiration of a related put or call option, 7) inconsequential to any Fund because the transaction is very unlikely to affect a highly liquid market or because the security is clearly not related economically to any securities that a Fund may purchase or sell, or 8) involving shares of a security of a company with a market capitalization in excess of $500 million.

          G. RELATED SECURITIES: securities issued by the same issuer or issuer under common control, or when either security gives the holder any contractual rights with respect to the other security, including options, warrants or other convertible securities.

          H. Related Accounts: accounts of Clients who are related to Employees by either blood or marriage that are not included in Employee Accounts.

          I. Securities: any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or, in general, any interest or instrument commonly known as a "security," or any certificate or interest or participation in temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase (including options) any of the foregoing; except for the following: 1) securities issued by the government of the United States, 2) bankers' acceptances, 3) bank certificates of deposit, 4) commercial paper and high quality
          short-term  debt  instruments,   5)  shares  of  registered   open-end
          investment  companies  that are not  advised  by the  Adviser or by an



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          adviser which  controls,  is controlled by, or is under common control with, the Adviser, 6) shares of money market funds, and 7) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, non of which are advised by the Adviser.

          J. SECURITIES TRANSACTION: the purchase or sale, or any action to accomplish the purchase or sale, of a Security for an Employee Account. The term Securities Transaction does not include transactions executed by the Adviser for the benefit of unaffiliated persons, such as investment advisory and brokerage clients.

III.     PERSONAL INVESTMENT GUIDELINES

          A.  Employee Accounts

               1. The Personal Investment Guidelines in this Section III do not apply to Exempt Transactions unless the transaction involves a private placement or initial public offering. Employees must remember that regardless of the transaction's status as exempt or not exempt, the Employee's fiduciary obligations remain unchanged.

               2. Employees may not execute a Securities Transaction on a day during which a purchase or sell order in that same Security or a Related Security is pending for a Client until that order is executed or withdrawn, unless (i) the Securities Transaction is combined ("blocked") with the Client transaction, or (ii) the Employee does not receive superior execution as compared to the



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                    Client. An Employee may avoid receiving  superior  execution as compared to a Client by disgorging to the Client the value received by the Employee due to any favorable price differential received by the Employee. For example, if the Employee buys 100 shares at $10 per share, and the Client buys 1000 shares at $11 per share, the Employee should pay $100 (100 shares x $1 differential) to the Client.

               3. Any Securities Transactions in a private placement must be authorized by the Compliance Officer, in writing, prior to the transaction. In connection with a private placement acquisition, the Compliance Officer will take into account, among other factors, whether the investment opportunity should be reserved for Clients, whether the opportunity is being offered to the Employee by virtue of the Employee's position with the Adviser, and whether the Employee is receiving a personal benefit for directing client business or brokerage. If the private placement acquisition is authorized, the Compliance Officer shall retain a record of the authorization and the rationale supporting the authorization. Employees who have been authorized to acquire securities in a private placement will, in connection therewith, be required to disclose that investment if and when the Employee takes part in any subsequent investment in the same issuer. In such circumstances, the determination to purchase Securities of that issuer on behalf of a Client will be subject to an independent review by personnel of the Adviser with no personal interest in the issuer.




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               4.   Employees are prohibited from acquiring any Securities in an initial public offering without the prior written approval of the Compliance Officer. This restriction is imposed in order to preclude any possibility of an Employee profiting improperly from the Employee's position with the Adviser. In connection with an initial public offering, the Compliance Officer will take into account, among other factors, whether the investment opportunity should be reserved for Clients, whether the opportunity is being offered to the Employee by virtue of the Employee's position with the Adviser, and whether the Employee is receiving a personal benefit for directing client business or brokerage. If the initial public offering is authorized, the Compliance Officer shall retain a record of the authorization and the rationale supporting the authorization.

          B.   Related Accounts

                    This Code places no prohibitions or restrictions on Securities Transactions on behalf of Related Accounts. However, the Compliance Officer will monitor all such trades for patterns of activity favoring Related Accounts over other Client accounts.

          C.   Other Restrictions

                    1. Employees are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization by the Compliance Officer. The consideration of prior authorization will be based upon a determination that the board service will be consistent with the interests of Clients. In the event that


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                    board service is authorized,  Employees serving as directors will be isolated from other Employees making investment decisions with respect to the securities of the company in question.

                    2. Employees are prohibited from trading, either personally or on behalf of others, while in possession of material, nonpublic information. Employees are further prohibited from communicating material, nonpublic information to others in violation of the law. The Adviser has adopted Insider Trading Policies and Procedures, which are incorporated by reference herein.

IV.      COMPLIANCE PROCEDURES

         A.       Employee Disclosure

                    1. Within ten (10) days of commencement of employment with the Trust or the Adviser, each Employee must certify that he or she has read and understands this Code and recognizes that he or she is subject to it, and must disclose the following information as of the date the person became an Employee, but in no event as of a date more than 45 days prior to the date the person becomes an Employee: a) the title and type of security, exchange ticker symbol or CUSIP, number of shares and principal amount of each Security in which the Employee has a Beneficial Interest when the person became an Employee, b) the name of any broker/dealer or bank with whom the Employee maintained an account when the person became an Employee, and c) the date the report is submitted. The Adviser must review the information disclosed pursuant to this paragraph.




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                    2.   The  Compliance   Officer  will  promptly  provide  all
                         Employees with any amendments to this Code, and each Employee must certify that he or she has read and understands the Code, as so amended, and recognizes that he or she is subject to it.

                    3. Annually, each Employee must certify that he or she has read and understands this Code and recognizes that he or she is subject to it, that he or she has complied with the requirements of this Code and has disclosed or reported all personal Securities Transactions required to be disclosed or reported pursuant to the requirements of this Code. In addition, each Employee shall annually provide the following information (as of a date no more than 45 days before the report is submitted): a) the title and type of security, exchange ticker symbol or CUSIP, number of shares and principal amount of each Security in which the Employee had any Beneficial Interest, b) the name of any broker, dealer or bank with whom the Employee maintains an account in which any Securities are held for the direct or indirect benefit of the Employee, and c) the date the report is submitted. The Adviser must review the information disclosed pursuant to this paragraph.

                    4. An Employee will promptly disclose to the Compliance Officer all material facts concerning any violation to this Code or any conflict of interest that arises with respect to any client.

          B.   Compliance



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                    1.   All  Employees  must  provide  copies  of all  periodic
                         broker account statements to the Compliance Officer. Each Employee must report, no later than thirty (30) days after the close of each calendar quarter, on the
                         Securities Transaction Report form provided by the Trust or the Adviser, all transactions in which the
                         Employee acquired or sold any direct or indirect Beneficial Interest in a Security, including Exempt Transactions, and certify that he or she has reported all transactions required to be disclosed pursuant to
                         the   requirements   of  this   Code.   The   following
                         information   shall  be  provided  on  the   Securities
                         Transaction Report: a) the date of the transaction, the title and, as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, number
                         of  shares  and  principal   amount  of  each  Security
                         involved, b) the nature of the transaction (i.e., purchase, sale, etc.) c) the price of the Security at which the transaction was effected, d) the name of any broker, dealer or bank with or through whom the transaction was effected; and e) the date the report is submitted. The report will also identify any trading account, in which the Employee has a direct or indirect Beneficial Interest, established during the quarter with a broker, dealer or bank. . The Adviser must review the information disclosed pursuant to this paragraph.

                    2. The Compliance Officer will, on a quarterly basis, check the trading account statements provided by brokers to verify that the Employee has not violated the Code. The Compliance Officer shall identify all Employees, inform


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                         those  persons  of  their  reporting  obligations,  and
                         maintain a record of all current and former Employees.

                    3.   If an  Employee  violates  this  Code,  the  Compliance
                         Officer  will  report  the   violation  to   management
                         personnel of the Adviser for appropriate remedial action which, in addition to the actions specifically delineated in other sections of this Code, may include a reprimand of the Employee, disgorgement of profits, or suspension or termination of the Employee's relationship with the Adviser.

                    4. The Compliance Officer of the Adviser will prepare an annual report to senior management of the Adviser that summarizes existing procedures and any changes in the procedures made during the past year and certify that the Adviser has adopted procedures reasonably necessary to prevent Employees from violating this Code. The report will describe any issues existing under this Code since the last report, including without limitation, information about any material violations of this Code, any significant remedial action during the past year and any recommended procedural or substantive changes to this Code based on management's experience under this Code, evolving industry practices or legal developments.

                    5. The Compliance Officer will, on a quarterly basis, check the trading account statements of Related Accounts and look for patterns of trading activity that might indicate activity favoring Related Accounts over other Client accounts.



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                    6.   The  Compliance  Officer will maintain on behalf of the
                         Adviser all of the records required to be maintained by Rul2 204A-1 under the Advisers Act. Such records will be maintained in a readily accessible place for the applicable time periods set forth in Rule 204A-1.




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